                                                                      Exhibit 21

                                Davox Corporation
                              List of Subsidiaries

Name of Subsidiary                                          Jurisdiction of
                                                            Incorporation
------------------                                          ---------------
Concerto Software (Asia Pacific) Pte. Ltd.                  Singapore
Concerto Software GmbH                                      Germany
Concerto Software (Canada) Inc.                             Nova Scotia
Concerto Software (UK) Limited                              England
Davox Sales Corporation                                     Barbados
Davox Belgium S.P.R.L.                                      Belgium
Davox International Holdings, Inc.                          Massachusetts
Concerto Software Mexico, S. de R.L. de C.V.                Mexico
Davox Securities Corporation                                Massachusetts
Davox do Brasil Ltda.                                       Sao Paulo
Concerto Software (Australia) Pty Limited                   New South Wales
Davox Corporation Hong Kong Limited                         Hong Kong
Davox (Japan) Corporation (Branch)                          Tokyo
Davox (Japan) Corporation                                   Delaware
Concerto Software BV                                        Amsterdam
Davox India Private Limited                                 New Delhi
CellIt, Inc.                                                Florida